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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Philadelphia Suburban Corporation:


We consent to incorporation by reference in the Registration Statements on Form S-8 (1994 Equity Compensation Plan No. 333-70859), (1994 Employee Stock Purchase Plan No. 033-52557), (1988 Stock Option Plan No. 33-27032), (1982 Stock Option Plan No. 2-81757), (Employees 401(k) Savings Plan and Trust No. 333-93243); and on Form S-3 (Dividend Reinvestment and Direct Stock Purchase Plan No. 333-42275) of Philadelphia Suburban Corporation of our report dated January 31, 2000, relating to the consolidated balance sheet and the statement of capitalization of Philadelphia Suburban Corporation and subsidiaries as of December 31, 1999 and the related consolidated statements of income and comprehensive income, and cash flow for each of the years in the two-year period ended December 31, 1999, which report is included in the December 31, 2000 Annual Report on Form 10-K of Philadelphia Suburban Corporation.


                                                                        KPMG LLP




Philadelphia, Pennsylvania
March 29, 2001


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